Globalstar, Inc.
1351 Holiday Square Blvd.
Covington, LA, 70433

January 6, 2019
VIA EDGAR

Securities and Exchange Commission
Division of Corporate Finance
100 F Street, N.E.
Washington, DC 20549

Re:	Delaying Amendment for
Registration Statement on
Form S-3 (File No. 333-235726)

Ladies and Gentlemen:

Pursuant to Rule 473 of the Securities Act of 1933, as amended (the “Securities Act”), Globalstar, Inc. (the “Registrant”) is hereby filing a delaying amendment with respect to its Registration Statement on Form S-3 (File No. 333-235726) filed by the Registrant on December 27, 2019 (the “Registration Statement”). The following delaying amendment, prescribed by Rule 473(a) of the Securities Act, is hereby incorporated into the cover page of the Registration Statement:

“The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.”

If you have any questions about this delaying amendment, please contact Arthur McMahon, III ((513) 357-9607) of Taft Stettinius & Hollister LLP, counsel to the Registrant.

Yours faithfully,

/s/ Rebecca S. Clary
Rebecca S. Clary
Chief Financial Officer